UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2013.

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective May 31, 2013, Tidewater Inc. (the “Company”) revised its Code of Business Conduct and Ethics (the “Code of Ethics”). The Company, as part of its corporate governance practices, periodically reviews the Code of Ethics and, following its most recent review, the Company’s Board of Directors approved certain revisions and additions. Although the revised Code of Ethics is, for the most part, similar to its predecessor, it has been updated to reflect regulatory changes affecting the Company’s business, and certain sections have been added to address issues of particular importance to Tidewater (i.e., investigations and inquiries, social media, company marks and logos, and employee data privacy). This brief description of the changes to the Code of Ethics is qualified in its entirety by the text of the revised Code of Ethics, which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The revised Code of Ethics is also available on the Company’s website at www.tdw.com by clicking on “About Tidewater,” then click “Corporate Governance” and then “Code of Business Conduct and Ethics.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

14.1	Tidewater Inc. Code of Business Conduct and Ethics, effective May 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President and General Counsel

Date: June 3, 2013

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